Exhibit 1.01

Conflict Minerals Report

In accordance with Rule 13p-1 under the Securities Exchange Act of 1934

Introduction

This Conflict Minerals Report (“Report”) of Autoliv, Inc. (“Autoliv” or the “Company” or “we”) for the year ended December 31, 2022 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule”). Defined terms in this Report that are not otherwise defined herein are defined in the Rule and SEC Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012.

Conflict Minerals Program

Overview

Autoliv develops, manufactures and supplies automotive safety systems to the automotive industry with product groups consisting of (i) airbags and associated products, (ii) seatbelts and associated products, and (iii) other passive safety products. As a supplier of automotive safety products, we are knowledgeable of the design and material content of our products and the processes used to produce them. As a result, we have determined that many of our products contain gold, columbite-tantalite (coltan), cassiterite, wolframite, and their derivatives, tantalum, tin and tungsten (collectively, the “Covered Minerals”) necessary to the functionality or production of those products.

Pursuant to the Rule, we undertook a reasonable country of origin inquiry (“RCOI”) and performed due diligence measures on the source and chain of custody of the necessary Covered Minerals in our products that we had reason to believe may have originated from the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively defined as the “Covered Countries”) and may not have come from recycled or scrap sources, to determine whether such products were “DRC conflict free”. We use the term “conflict free” in this Report in a broader sense to refer to suppliers, supply chains, smelters and refiners whose sources of Covered Minerals did not or do not directly or indirectly finance or benefit armed groups in the Covered Countries.

Policy

As part of the Company management systems described further below, we implemented a Conflict Minerals policy that prohibits human rights abuses associated with the extraction, transport or trade of minerals. We also prohibit any direct or indirect support to non-state armed groups or security forces that illegally control or tax mine sites, transport routes, trade points or any upstream actors in the supply chain. We require the parties in our supply chain to agree to follow the same principles, and we are working with our supply chain to improve traceability of minerals and ensure responsible sourcing. Suppliers who manufacture components, parts, or products containing Covered Minerals must commit to only sourcing those materials from environmentally and socially responsible sources. A link to Autoliv’s Conflict Minerals Policy can be found at https://www.autoliv.com/sustainability/sustainability-reporting/conflict-minerals-reports. The websites referenced herein and the information accessible through such websites are not incorporated into this specialized disclosure report.

Description of Products

Certain products manufactured or contracted to be manufactured by Autoliv contain Covered Minerals necessary to the functionality or production of such products. Those product groups include, but are not limited to, (i) airbags and associated products, (ii) seatbelts and associated products, and (iii) other passive safety products.

For more information on the origin of the materials used in these products, please see “Due Diligence Results for the 2022 Calendar Year” below.

Design of Conflict Minerals Program

We adopted a policy and methodology in accordance with the Organisation for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and the related Supplements on Tin, Tantalum and Tungsten and on Gold (the “OECD Framework”), specifically as it relates to our position as a “downstream” purchaser. The five steps of this framework include: (1) establishing strong company management systems, (2) identifying and assessing risk in the supply chain, (3) designing and implementing a strategy to respond to identified risks, (4) carrying out independent third-party audits of smelter/refiner’s due diligence practices and (5) reporting annually on supply chain due diligence.

Description of RCOI

Autoliv conducted internal risk analysis to identify products for which Covered Minerals are necessary to the functionality or production of such product and mapped them to their respective vendors. The 2022 inquiry began with identifying the in-scope suppliers from our previous year’s inquiry that had not been phased out as an active supplier. In addition to this population, as a base for the identification process we used the International Material Data System (the “IMDS Database”) as well as Autoliv’s internal purchasing department database. This process allowed Autoliv to identify in-scope products and the corresponding suppliers, and to supplement any deficiencies in the IMDS Database with the additional information found in the internal database. Through this process, Autoliv identified in total around 250 active suppliers which are using, or likely to use, Covered Minerals in the products they supply to us.

The Company then surveyed the identified suppliers using the Automotive Industry Action Group’s “iPoint” platform, which is based on the Conflict Minerals Reporting Template (commonly known as the “CMRT”) published by the Responsible Minerals Initiative as part of its Responsible Minerals Assurance Process (“RMAP”). For those suppliers not able to use the iPoint platform the Company contacted them directly with the CMRT request. Based on this RCOI and the report of its third-party audit support, the Company had reason to believe that the necessary Covered Minerals may have originated in the covered countries and may not have come from recycled or scrap sources. Accordingly, the Company performed due diligence on its supply chain for calendar year 2022, as described in further detail below.

Due Diligence Measures

Establish Strong Company Management Systems (OECD Step 1)

•
Assembled a team of individuals from various relevant functions within the organization (including purchasing, engineering, finance and legal) to develop and support the process of supply chain due diligence, and these individuals regularly reported progress of each function to management.
•
Implemented certain procedures to collect data on Covered Minerals and to aid in the visibility into the Covered Minerals supply chain.
•
Adopted and communicated a company policy on Covered Minerals to employees, suppliers and the public.
•
Prepared an informative letter to suppliers describing Autoliv’s position and requirements with regard to Covered Minerals.
•
Incorporated into the “Autoliv Supplier Manual” a policy that all new suppliers sign an acknowledgement letter confirming that they understand that all the requirements described in the Autoliv Supplier Manual are mandatory in the supplier’s business relationship with Autoliv.

In coordination with our RCOI, we conducted due diligence to collect information on our supply chain to identify the source of materials for the calendar year 2022.

(a) Identify and assess risk in the supply chain (OECD Step 2)

•
Reviewed responses from suppliers and performed multiple follow-up requests with suppliers who had not responded to Autoliv’s inquiry by a certain date or who provided incomplete and/or inconsistent and possibly incorrect responses.
•
Engaged a third-party to support, review and process the Company’s supplier response data. The design of this third-party’s processes was independently audited by an outside party against the requirements of Step 2 of the OECD Due Diligence Guidance. The third-party performed due diligence in support of the Company’s Conflict Minerals process, which included:

(i) direct engagement of the smelter/refiner to attempt to obtain information regarding whether or not the smelter/refiner sources from the Covered Countries;

(ii) for smelters/refiners that declared directly or through their relevant industry association that they did not source from the Covered Countries, and were not recognized as conflict free by RMAP, the third party reviewed publicly available information to determine if there was any contrary evidence to the smelter’s/refiner’s declaration (the sources reviewed included: Public internet search (Google) of the facility in combination with each of the covered countries, review of specific NGO publications such as Enough Project, Global Witness, Radio Okapi and the most recent UN Group of Experts report on the DRC); and

(iii) for smelters that did not respond to direct engagement, the third-party reviewed publicly available sources to determine if there was ‘any reason to believe’ that the smelter may have sourced from the Covered Countries during the reporting period.

(b) Design and implementation of a strategy to respond to identified risks (OECD Step 3)

•
Analyzed the results of the RCOI and, specifically, the responses that contained information that may lead Autoliv to have a reason to believe that Covered Minerals may have come from the Covered Countries and were not currently RMAP conformant, and subsequently designed and implemented a strategy to respond to such risks.
•
Maintained an informative bulletin through the Company intranet website, updated the Company’s Supplier Manual to include a Conflict Minerals section, and implemented procedures within the purchasing process to identify non-compliant suppliers and respond to supply chain risks.
•
Provided periodic progress reports to management and the Audit and Risk Committee of the Company’s Board of Directors regarding the status of supply chain due diligence.

(c) Independent third-party audits of smelter/refiner’s due diligence practices (OECD Step 4)

•
Since smelter/refinery facilities are the key choke point in the global supply chain for minerals, Autoliv monitors the list of facilities that received a “conflict free” designation from the RMAP or other independent third-party audit programs, which designations provide due diligence information on the Covered Minerals sourced by such facilities. Due to the fact that Autoliv, as a downstream purchaser of products, is several steps removed from the smelters/refiners, it has no direct commercial relationships with smelters/refiners. Therefore, Autoliv determined that auditing smelters/refiners at this time would be inappropriate and impracticable and is instead relying on lists of certified conflict free smelters/refiners published by third-parties that have conducted such audits.

Report annually on supply chain due diligence (OECD Step 5)

•
Autoliv has compiled its results and filed this report in accordance with Rule 13p-1 through the use of the Form SD and the attachment of this Report. Autoliv reports annually, and these reports will be available on Autoliv’s corporate website at: https://www.autoliv.com/sustainability/sustainability-reporting/conflict-minerals-reports.

Due Diligence Results for the 2022 Calendar Year

Autoliv’s Conflict Minerals process, as described above, allowed Autoliv to identify in-scope products and the corresponding suppliers. Autoliv then conducted a RCOI by surveying 254 identified suppliers, and Autoliv has received survey responses from 97% of these suppliers that were surveyed. However, the responses have not all been satisfactory in all material respects due to incomplete or inconsistent data. Based on the information collected in our RCOI and due diligence process (and after correction, review and removal of duplicates or otherwise unverified facilities), we have determined that the necessary Covered Minerals in our products are processed by our suppliers within 345 smelter/refinery facilities which are on the known smelter lists provided by the Responsible Minerals Initiative (“RMI”), as further described below and in Annex I. We believe forty-seven (47) of these smelters are sourcing, or there is reason to believe they may be sourcing, from the Covered Countries. Thirty-four (34) of these smelters are RMAP compliant. Regarding the remaining thirteen (13) smelters, we have engaged in risk mitigation efforts to (a) verify with internal stakeholders and relevant suppliers whether Conflict Minerals from the specific smelter were actually in the Company’s supply chain in the 2022 reporting period and/or (b) evaluate corrective or remediation actions based on a risk assessment. Autoliv’s policy, as a downstream purchaser of products, is to work with its suppliers to eliminate from its supply chain the high-risk smelters identified through the due diligence measures discussed above. We are also taking steps to address the non-responding suppliers, each of which we were directed to use by our customers.

We have been unable to determine the origins of some of our Covered Minerals. Because we cannot determine the origins of some of the Covered Minerals, we are not able to state that our products that contain such minerals are “DRC conflict free.” Consequently, we have not obtained an independent private sector audit of our due diligence measures.

Limitations and Risks in our Inquiry

The due diligence measures we have undertaken may provide only reasonable, but not certain, assurance regarding the source of the necessary Covered Minerals in our products. These measures are dependent on the data supplied by our direct suppliers and the data that those suppliers gather from within their supply chains to identify the original sources of the necessary Covered Minerals. Our assessment is also dependent on the sufficiency of the efforts undertaken and provided by independent third-party audit and verification programs, which may yield inaccurate or incomplete information. In some cases, our customers require us to use certain suppliers, which may impact our ability to obtain information from them and slow our ability to replace a non-conforming supplier.

The limitations described above may lead to certain risks, including, but not limited to: insufficiencies in product or product content information, insufficiencies in smelter data, omission or misidentification of suppliers in responses, errors or omissions by smelters in providing correct data to suppliers, lack of understanding regarding regulatory requirements for Covered Minerals disclosures to the SEC and insufficiencies in supplier education and knowledge, errors in or insufficiency of public data, lack of timeliness of data, language barriers and translation, oversights or errors in conflict free smelter audits and smuggling of Covered Minerals to countries beyond the Covered Countries.

Future Initiatives

The due diligence process discussed above is an ongoing and evolving process. As Autoliv continues to conduct due diligence on its products, it will continue to refine and improve procedures to meet the goals and adhere to values set forth in Autoliv’s Conflict Minerals policy. We currently expect that these improvements will include: (i) further engagement with suppliers and in the supply chain to improve the content of survey responses, (ii) improved documentation between the Company and its suppliers, (iii) engagement directly (or indirectly through suppliers) with smelters sourcing from the Covered Counties to encourage such smelters to become conflict free certified by the RMAP or other independent third-party audit program, and (iv) engage with suppliers to encourage compliance with Autoliv’s Conflict Minerals policy and consider process for de-sourcing high risk or noncompliant suppliers.

This Conflict Minerals Report was not subjected to an independent private sector audit as such audit is not required for this reporting period.

Caution Concerning Forward-Looking Statements

Certain statements in this Report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “plan,” “project,” “believe,” “consider,” “estimate,” “target,” “anticipate” and similar expressions are generally intended to identify these forward-looking statements, although not all forward-looking statements contain such language. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by law.

ANNEX 1

Smelters marked with an (*) have been identified through the due diligence measures discussed above as high-risk smelters. Autoliv has not yet confirmed the presence of Covered Minerals from these smelters in its products as the due diligence regarding these smelters is incomplete. Autoliv’s policy, as a downstream purchaser of products, is to work with its suppliers to eliminate high-risk smelters from its supply chain.

Gold	8853 S.p.A.
Gold	ABC Refinery Pty Ltd.
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	African Gold Refinery (*)
Gold	Agosi AG
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Albino Mountinho Lda.
Gold	Alexy Metals
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	Augmont Enterprises Private Limited (*)
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	C.I Metales Procesados Industriales SAS
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux S.A.
Gold	CGR Metalloys Pvt Ltd.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC (*)
Gold	Dongwu Gold Group
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd. (*)
Gold	Fujairah Gold FZC (*)
Gold	Geib Refining Corporation
Gold	GGC Gujrat Gold Centre Pvt. Ltd.
Gold	Gold by Gold Colombia
Gold	Gold Coast Refinery
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.

Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Henan Yuguang Gold & Lead Co., Ltd.
Gold	Heraeus Germany GmbH Co. KG
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ Co., Ltd.
Gold	Industrial Refining Company (*)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	International Precious Metal Refiners (*)
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	JALAN & Company
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Novosibirsk Refinery
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	K.A. Rasmussen
Gold	Kaloti Precious Metals (*)
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedź Spółka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kundan Care Products Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	L'Orfebre S.A.
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	LT Metal Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	MD Overseas
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	Metallix Refining Inc.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MKS PAMP SA
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.

Gold	Navoi Mining and Metallurgical Combinat
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox S.A.
Gold	QG Refining, LLC
Gold	Rand Refinery (Pty) Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	REMONDIS PMR B.V.
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Samduck Precious Metals
Gold	SAMWON Metals Corp.
Gold	Sancus ZFS (L’Orfebre, SA)
Gold	Sellem Industries Ltd. (*)
Gold	SEMPSA Joyería Platería S.A.
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Shenzhen CuiLu Gold Co., Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Shirpur Gold Refinery Ltd. (*)
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sovereign Metals
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery (*)
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	Value Trading (*)
Gold	WEEEREFINING
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongkuang Gold Industry Co., Ltd.

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	5D Production OU
Tantalum	AMG Brasil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	D Block Metals, LLC
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET de Mexico
Tantalum	Materion Newton Inc.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining & Smelting
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	TANIOBIS Co., Ltd.
Tantalum	TANIOBIS GmbH
Tantalum	TANIOBIS Japan Co., Ltd.
Tantalum	TANIOBIS Smelting GmbH & Co. KG
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin	Alpha
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Aurubis Berango
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	CRM Synergies
Tin	CV Venus Inti Perkasa
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Dowa
Tin	DS Myanmar (*)
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto
Tin	Estanho de Rondônia S.A.
Tin	Fabrica Auricchio Industria e Comercio Ltda.
Tin	Fenix Metals
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Luna Smelter, Ltd.

Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Tin Combine
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalúrgicas S.A.
Tin	Pongpipat Company Limited
Tin	Precious Minerals and Smelting Limited
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Prima Tin
Tin	PT Bangka Serumpun
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT Mitra Sukses Globalindo
Tin	PT Panca Mega Persada
Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Putera Sarana Shakti (PT PSS)
Tin	PT Rajawali Rimba Perkasa
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Timah Nusantara
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama
Tin	Resind Indústria e Comércio Ltda.
Tin	Rui Da Hung
Tin	Super Ligas
Tin	Thaisarco
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.
Tin	Tin Technology & Refining
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten	A.L.M.T. Corp.
Tungsten	ACL Metais Eireli
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	Artek LLC
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	China Molybdenum Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tungsten	Cronimet Brasil Ltda
Tungsten	Fujian Ganmin RareMetal Co., Ltd.
Tungsten	Fujian Xinlu Tungsten Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	HANNAE FOR T Co., Ltd.
Tungsten	Hubei Green Tungsten Co., Ltd.
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Jintai New Material Co., Ltd.
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	JSC "Kirovgrad Hard Alloys Plant"
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	LLC Vostok
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Masan High-Tech Materials
Tungsten	Moliren Ltd.
Tungsten	Niagara Refining LLC
Tungsten	NPP Tyazhmetprom LLC
Tungsten	OOO “Technolom” 1
Tungsten	OOO “Technolom” 2
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	TANIOBIS Smelting GmbH & Co. KG
Tungsten	Unecha Refractory Metals Plant
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.